Exhibit 99.1
Octave Specialty Group Reports First Quarter 2026 Results
•Total P&C premium production increased 66% for the quarter to $531 million
•Insurance Distribution Segment
◦Total revenue grew 92% to $79 million, including the impact of the October 2025 acquisition of ArmadaCare
◦Organic revenue growth equaled 42%
◦Net income to Shareholders of $13 million, compared to net loss of $(3) million in 1Q25
◦Adjusted EBITDA to Shareholders of $25 million, compared to $7 million in 1Q25
◦Pre-tax income and Adjusted EBITDA margin to shareholders reached 16% and 32%, respectively
•Specialty P&C Insurance Segment ("Everspan")
◦Gross and net premiums written of $104 million and $32 million were up 19% and 80%, respectively
◦Net loss was $(8) million, compared to net income of $1 million in 1Q25
▪The first quarter 2026 net loss was driven primarily by losses and LAE from the settlement of a potential litigation matter related to an insurance claim
◦Adjusted net income was $1.2 million, compared to Adjusted net income of $1.5 million a year ago
◦Adjusted EBITDA to Shareholders of $1.6 million, up 2% compared to 1Q25
NEW YORK, NY, May 6, 2026 (BUSINESS WIRE) — Octave Specialty Group, Inc. (NYSE: OSG) ("Octave" or "OSG"), a global specialty insurance firm, today reported its results for the First Quarter 2026.
"I am very pleased with our first quarter results," said Claude LeBlanc, President and Chief Executive Officer of Octave. "Our core Insurance Distribution business delivered 92% revenue growth, 42% organic growth, the rest from our recent ArmadaCare acquisition. Insurance Distribution Adjusted EBITDA increased to $25 million, nearly four times the same period last year. The diversification of our distribution platform demonstrated the resilience and value of the Octave platform as we delivered our strongest quarter yet, even as we witnessed some headwinds in certain segments of the market."
LeBlanc continued, “Everspan's turnaround is also gaining momentum. Gross premiums written topped $100 million, up 19%, while net premiums written grew 80%. Regrettably, we experienced some adverse development this quarter from the settlement of a potential litigation matter related to an insurance claim from a program in run-off. This loss was primarily attributable to legal expenses incurred in connection with the settlement which had an adverse impact on our reported quarterly underwriting results. Importantly however, our active programs were running at a loss ratio of 57% in the first quarter, right in line with the current accident year performance." LeBlanc concluded, "Overall, this quarter's results reflect solid execution and reinforces our confidence in the strength of our business"

Octave's First Quarter 2026 Summary Results
	Three Months Ended March 31,
(in thousands, except per share data)[1]	2026	2025	% Change
Total revenues from continuing operations	$104,170	$62,756	66%
Total expenses from continuing operations	$107,514	$77,863	38%
Pretax income (loss) from continuing operations	$(3,344)	$(15,107)	(78)%
Provision (benefit) for income taxes from continuing operations	$(481)	$(617)	NM
Net income (loss) from continuing operations	$(2,863)	$(14,490)	(80)%
Net income (loss) from continuing operations attributable to shareholders, net of tax	$(6,851)	$(16,144)	(58)%
Net income (loss) from discontinued operations	$—	$(30,247)	NM
Net income (loss) attributable to shareholders	$(6,851)	$(46,391)	NM
Net income (loss) from continuing operations attributable to stockholders per diluted share [3]	$(0.13)	$(0.57)	(77)%
Net income (loss) attributable to stockholders per diluted share [3]	$(0.13)	$(1.21)	(89)%
Non-GAAP
EBITDA to shareholders [2]	$3,610	$(5,477)	(166)%
Adjusted EBITDA to shareholders[2]	$20,069	$(1,287)	NM
Adjusted net income (loss) attributable to shareholders	$16,615	$(6,037)	(375)%
Per Share
Adjusted net income (loss) to shareholders per diluted share [2]	$0.37	$(0.13)	(385)%
Adjusted EBITDA to shareholders per diluted share[2]	$0.44	$(0.03)	NM

Weighted-average diluted shares outstanding	45,303	47,313	(4)%
(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information
(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value

First Quarter 2026 Summary(4)
Total revenue from continuing operations for the first quarter of 2026 was $104 million, an increase of 66% compared to the $63 million in the same prior-year period. The growth in total revenue was driven by the Insurance Distribution segment, which included the acquisition of ArmadaCare and organic revenue growth of 42%.
Net (loss) from continuing operations to shareholders for the first quarter of 2026 was $(7) million compared to $(16) million in the same prior-year period. The improvement was attributable to our Insurance Distribution segment, which reported net income of $13 million compared to a net loss of $(3) million in the prior year quarter. The strong results in the Insurance Distribution business were partially offset by a net loss of $(8) million in our Specialty Property & Casualty segment, which included $2.1 million of losses and $5.8 million of LAE (legal expenses) to settle a potential litigation matter related to an insurance claim. Adjusted net income to shareholders, which excludes non-recurring expenses along with other items, was $17 million compared to a net loss of $(6) million in the same prior-year period.
Adjusted EBITDA from continuing operations to shareholders for the first quarter of 2026 was $20.1 million compared to $(1.3) million in the same prior-year period. The improvement was driven by an $18.2 million increase in Insurance Distribution Adjusted EBITDA. Our Insurance Distribution results reflected the first full quarter of ArmadaCare and the seasonal impact of our A&H business, in addition to growth across our core MGA platform. Everspan reported an Adjusted EBITDA of $1.6 million, up 2% from the prior-year period.
Included within first quarter 2026 results was a Corporate net (loss) of $(12) million compared to a net (loss) of $(14) million in the first quarter of 2025. Corporate Adjusted EBITDA was a (loss) of $(7) million compared to a loss of $(10) million in the first quarter of 2025.

(4) For definitions of each non-GAAP measure referred to above, as well as reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see "Non-GAAP Financial Measures" below.

Earnings Call and Webcast
On May 7, 2026, at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Octave's first quarter 2026 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Octave’s website, https://octavegroup.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 or (201) 493-6779.
The webcast will be archived on Octave's website. A replay of the call will be available through May 21, 2026, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID# 13759400.
Additional information is included in an operating supplement and presentations on Octave's website, www.octavegroup.com.
Results of Operations by Segment
Insurance Distribution Segment

	Three Months Ended March 31,
($ in thousands)	2026	2025		% Change
Premiums placed	$426,833	$233,186		83%
Total revenues	$78,526	$40,998		92%
Pretax income (loss)	$16,785	$(2,243)		(848)%
Pretax income (loss) to shareholders[1]	$12,797	$(3,897)		(428)%
Net income (loss)	$17,153	$(1,743)		(1084)%
Net income (loss) to shareholders[1]	$13,165	$(3,397)		(488)%
EBITDA	$30,817	$12,083		155%
EBITDA to shareholders[1]	$23,467	$7,083		231%
Adjusted EBITDA	$32,995	$12,112		172%
Adjusted EBITDA to shareholders[1]	$25,340	$7,112		256%
Adjusted net income (loss)	$28,749	$7,049		308%
Adjusted net income (loss) to shareholders	$22,045	$2,549		765%
Pretax income margin to shareholders[2]	16.3%	(9.5)%	2580	bps
Adjusted EBITDA margin to shareholders[3,4]	32.3%	17.3%	1500	bps
Organic Growth	41.8%	(2.1)%
(1) After the impact of noncontrolling interests
(2)Represents Pretax income (loss) to shareholders divided by total revenues
(3)See Non-GAAP Financial Data section of this press release for further information
(4) Represents Adjusted EBITDA to shareholders divided by total revenues

Specialty Property & Casualty Insurance Segment

	Three Months Ended March 31,
($ in thousands)	2026	2025	% Change
Gross premium written	$103,716	$86,915	19%
Net premiums written	$32,449	$18,004	80%
Net premiums earned	$20,001	$15,678	28%
Total revenue	$25,299	$21,171	19%
Net income (loss)	$(7,690)	$1,425	(640)%
Adjusted EBITDA to shareholders(1)	$1,618	$1,589	2%
Loss Ratio	98.4%	66.9%	3150	bps
Expense Ratio	51.3%	35.2%	1610	bps
Combined Ratio	149.7%	102.1%	4760	bps
(1) See Non-GAAP Financial Data section of this press release for further information

OSG Corporate (holding company only)
OSG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance and Insurance Distribution subsidiaries, had net assets of $61 million as of March 31, 2026. Assets included cash and liquid securities of $39 million and other investments of $22 million.
Consolidated Octave Specialty Group, Inc. Stockholders' Equity and NCI Impact to EPS
Stockholders’ equity attributable to common shareholders at March 31, 2026, was $713 million, or $15.83 per share compared to $716 million or $15.90 per share as of December 31, 2025. The decline was primarily a result of the total comprehensive loss attributable to common shareholders of $(14) million, partially offset by increased additional paid-in capital of $10 million related to changes in noncontrolling interest and stock compensation.
Calculation of Earnings (Loss) Per Share (EPS)
Diluted net income (loss) per share is computed by dividing net income (loss) attributable to shareholders, including adjustments to the redemption value of redeemable noncontrolling interests, by the basic weighted-average shares outstanding plus all potentially dilutive common shares outstanding during the period. The following table provides a reconciliation of net income (loss) attributable to shareholders to the numerator in the diluted earnings per share calculation, together with the resulting earnings per share amounts:

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Net income (loss) from continuing operations attributable to shareholders	$(6,851)	$(16,144)
Adjustment for Redeemable NCI	807	(10,825)
Numerator of diluted EPS	$(6,044)	$(26,969)
Per Share — Diluted	$(0.13)	$(0.57)

Net income (loss) attributable to shareholders	$(6,851)	$(46,391)
Adjustment for Redeemable NCI	807	(10,825)
Numerator of diluted EPS	$(6,044)	$(57,216)
Per Share — Diluted	$(0.13)	$(1.21)

WASO-Diluted	45,303	47,313

OCTAVE SPECIALTY GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended March 31,
($ in thousands, except share data)	2026	2025
Revenues:
Commissions	$68,178	$36,771
Servicing and other fees	9,362	4,964
Net premiums earned	20,001	15,678
Program fees	3,644	3,652
Investment income	2,355	2,815
Other	630	(1,124)
Total revenues	104,170	62,756
Expenses:
Commissions	14,005	10,365
Losses and loss adjustment expenses	19,679	10,496
Policy acquisition costs	6,371	3,841
General and administrative	53,155	38,531
Intangible amortization and depreciation	12,214	9,176
Interest	2,090	5,454
Total expenses	107,514	77,863
Pretax income (loss) from continuing operations	(3,344)	(15,107)
Provision (benefit) for income taxes from continuing operations	(481)	(617)
Net income (loss) from continuing operations	(2,863)	(14,490)
Net income (loss) from discontinued operations	—	(30,247)
Net income (loss)	(2,863)	(44,737)
Net (gain) loss attributable to noncontrolling interest	(3,988)	(1,654)
Net income (loss) attributable to shareholders	$(6,851)	$(46,391)

Net income (loss) from continuing operations attributable to stockholders	$(6,851)	$(16,144)
Net income (loss) from discontinued operations attributable to stockholders	—	(30,247)
Net income (loss) attributable to shareholders	$(6,851)	$(46,391)

Net income (loss) from continuing operations per share attributable to stockholders
Basic	$(0.13)	$(0.57)
Diluted	$(0.13)	$(0.57)

Net income (loss) per share attributable to stockholders
Basic	$(0.13)	$(1.21)
Diluted	$(0.13)	$(1.21)

Weighted-average number of common shares outstanding:
Basic	45,302,933	47,313,012
Diluted	45,302,933	47,313,012

OCTAVE SPECIALTY GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

($ in thousands, except share data)	March 31, 2026	December 31, 2025
	(Unaudited)
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $139,242 and $123,414)	$137,092	$122,295
Short-term investments, at fair value (amortized cost: $92,295 and $146,434)	92,295	146,442
Other investments (includes $7,454 and $7,454 at fair value)	24,971	24,971
Total investments (net of allowance for credit losses of $0 and $0)	254,358	293,708
Cash and cash equivalents (including $46,634 and $40,754 of restricted cash)	93,537	68,440
Premium receivables (net of allowance for credit losses of $500 and $500)	87,653	75,085
Commission and fees receivable	106,198	86,549
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $100 and $100)	469,859	436,092
Deferred ceded premium	145,420	146,365
Policy acquisition costs	16,451	9,732
Intangible assets, less accumulated amortization	458,380	474,998
Goodwill	533,497	540,345
Other assets (net of allowance for credit losses of $350 and $350)	101,673	92,003
Total assets	$2,267,026	$2,223,317
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$198,681	$187,178
Loss and loss adjustment expense reserves	487,261	459,990
Ceded premiums payable	89,148	80,561
Deferred program fees and reinsurance commissions	6,929	6,978
Commission payable	118,086	115,555
Deferred taxes	60,553	65,217
Long-term debt	117,062	117,558
Accrued interest payable	1,305	1,343
Other liabilities	158,458	102,771
Total liabilities	1,237,483	1,137,151
Redeemable noncontrolling interest	195,969	252,981
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 48,876,882 and 48,876,882	489	489
Additional paid-in capital	380,263	369,860
Accumulated other comprehensive income	1,224	8,483
Retained earnings	363,751	370,431
Treasury stock, shares at cost: 3,863,290 and 3,871,598	(33,109)	(33,473)
Total Octave Specialty Group, Inc. stockholders’ equity	712,618	715,790
Nonredeemable noncontrolling interest	120,956	117,395
Total stockholders’ equity	833,574	833,185
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$2,267,026	$2,223,317

Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, Organic Revenue Growth Rate (Insurance Distribution segment only), Adjusted Net Income and Adjusted Net Income Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial results because they are not calculated in accordance with GAAP.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis, and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation, and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently
The following paragraphs define each non-GAAP financial measure. A tabular reconciliation of the non-GAAP financial measure to the most comparable GAAP financial measure is also presented below.
Non-GAAP Financial Measures
Organic Revenue Growth & Rate (Insurance Distribution Only) — Organic revenue is based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from acquisitions, (ii) commissions and fees from divestitures and (iii) other items such as contingent commissions, profit commissions and the impact of changes in foreign exchange rates.
Organic Revenue Growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period and reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue.
Total Specialty P&C Insurance Production includes gross premiums written by Octave's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment. Specialty P&C Insurance revenues are dependent on gross premiums written, as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e., net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume, as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e., gross premiums written on behalf of insurance carriers) with insurance carriers.
EBITDA — EBITDA is net income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization of intangible assets.
EBITDA Margin — EBITDA divided by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin — We define Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income taxes, depreciation, amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration-related expenses, severance, and other exceptional or non-recurring items, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance, and that the presentation of this measure enhances an investor's understanding of our financial performance.
Adjusted Net Income and Adjusted Net Income Margin — We define Adjusted Net Income as net income (loss) from continuing operations attributable to Octave adjusted for amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration-related expenses, severance and non-recurring income and loss items that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. Per share amounts exclude any impact of revaluing noncontrolling interests as otherwise reported under GAAP earnings per share. We believe that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance.
Results of Operations by Segment (Continued)

Three Months Ended March 31, 2026	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$103,716			$103,716
Net premiums written	32,449			32,449
Total revenues	25,299	78,526	345	104,170
Total expenses	33,581	61,741	12,192	107,514
Pretax income (loss)	(8,282)	16,785	(11,847)	(3,344)
Provision (benefit) for income taxes	(592)	(368)	479	(481)
Net income (loss)	$(7,690)	$17,153	$(12,326)	$(2,863)

Adjustments to EBITDA
Add: Interest expense		$2,090		$2,090
Add: Income tax expense	(592)	(368)	479	(481)
Add: Depreciation	—	295	272	567
Add: Intangible amortization		11,647		11,647
EBITDA	$(8,282)	$30,817	$(11,575)	$10,960
EBITDA attributable to shareholders	$(8,282)	$23,467	$(11,575)	$3,610

Adjustments to Adjusted EBITDA
Add: Acquisition and integration-related expenses	$—	$1,404	$1,064	$2,468
Add: Equity-based compensation expense	697	774	3,121	4,592
Add: Change in fair value of contingent considerations	—	—	—	—
Add: Restructuring related expense	—	—	—	—
Add: Severance and restructuring expense	1,291	—	419	1,710
Add: Other non-operating (income) losses	7,912	—	82	7,994
Adjusted EBITDA	$1,618	$32,995	$(6,889)	$27,724
Adjusted EBITDA attributable to shareholders	$1,618	$25,340	$(6,889)	$20,069

Net income (loss)	$(7,690)	$17,153	$(12,326)	$(2,863)
Adjustments:
Add: Acquisition and integration-related expenses	—	1,404	1,064	2,468
Add: Intangible amortization	—	11,647	—	11,647
Add: Equity-based compensation expense	697	774	3,121	4,592
Add: Severance and restructuring expense	1,291	—	419	1,710
Add: Other non-operating (income) losses	7,912	—	82	7,994
Adjusted net income (loss) before tax and NCI	2,210	30,978	(7,640)	25,548
Income tax effects	(1,055)	(2,229)	1,055	(2,229)
Adjusted net income (loss) before NCI	1,155	28,749	(6,585)	23,319
Net (income) loss attributable to noncontrolling interest	—	(6,704)	—	(6,704)
Adjusted net income (loss) attributable to shareholders	$1,155	$22,045	$(6,585)	$16,615

Net income (loss) margin	(30.4)%	21.8%	NM	(2.7)%
Adjusted EBITDA Margin	6.4%	42.0%	NM	26.6%
Adjusted EBITDA Margin to shareholders	6.4%	32.3%	NM	19.3%
Adjusted net income (loss) after NCI margin	4.6%	28.1%	NM	15.9%

Three Months Ended March 31, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$86,915			$86,915
Net premiums written	18,004			18,004
Total revenues from Continuing Operations	21,171	40,998	587	62,756
Total expenses from Continuing Operations	19,668	43,241	14,954	77,863
Pretax income (loss)	1,503	(2,243)	(14,367)	(15,107)
Provision (benefit) for income taxes	78	(500)	(195)	(617)
Net income (loss) from Continuing Operations	$1,425	$(1,743)	$(14,172)	$(14,490)

Adjustments to EBITDA
Add: Interest expense	$—	$5,454	$—	$5,454
Add: Income tax expense	78	(500)	(195)	(617)
Add: Depreciation	—	109	304	413
Add: Intangible amortization	—	8,763	—	8,763
EBITDA from Continuing Operations	1,503	12,083	(14,063)	(477)
EBITDA from Continuing Operations attributable to shareholders	$1,503	$7,083	$(14,063)	$(5,477)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration-related expenses	$—	$—	$682	$682
Add: Equity-based compensation expense	86	—	1,574	1,660
Add: Severance and restructuring expense	—	29	1,819	1,848
Add: Other non-operating (income) losses	—	—	—	—
Adjusted EBITDA	1,589	12,112	(9,988)	3,713
Adjusted EBITDA to attributable to shareholders	$1,589	$7,112	$(9,988)	$(1,287)

Net income (loss) (Continuing Operations)	$1,425	$(1,743)	$(14,172)	$(14,490)
Adjustments:
Add: Acquisition and integration-related expenses	—	—	682	682
Add: Intangible amortization	—	8,763	—	8,763
Add: Equity-based compensation expense	86	—	1,574	1,660
Add: Severance and restructuring expense	—	29	1,819	1,848
Add: Other non-operating (income) losses	—	—	—	—
Adjusted net income (loss) before tax and NCI	1,511	7,049	(10,097)	(1,537)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	1,511	7,049	(10,097)	(1,537)
Net (income) loss attributable to noncontrolling interest	—	(4,500)	—	(4,500)
Adjusted net income (loss) attributable to shareholders	$1,511	$2,549	$(10,097)	$(6,037)

Net income (loss) margin	6.7%	(4.3)%	NM	(23.1)%
Adjusted EBITDA Margin	7.5%	29.5%	NM	5.9%
Adjusted EBITDA Margin to shareholders	7.5%	17.3%	NM	(2.1)%
Adjusted net income (loss) after NCI margin	7.1%	6.2%	NM	(9.6)%

Organic Growth

	Three Months Ended March 31,
($ in thousands)	2026	2025	% Growth
Total Insurance Distribution revenue (1)	$78,526	$40,998	91.5%
Less: Acquired revenues	(21,121)	—
Less: Profit commission and contingent commission income	(6,188)	(4,691)
Less: Impact of F.X. rates	(1,277)	1,146
Less: Other conforming adjustments (2)	—	(2,233)
Total Organic Revenue & Growth Percentage	49,940	35,220	41.8%
(1)Total Insurance Distribution revenue includes investment income
(2)Change in accounting in 1Q26 related to an MGA contracts on a net basis, normalizing the prior year for consistency.
Total Specialty P&C Insurance Production
Specialty P&C Insurance production includes gross premiums written by Octave's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment.

	Three Months Ended March 31,
($ in thousands)	2026	2025	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$103,716	$86,915	19%
Insurance Distribution Premiums Placed	426,833	233,186	83%
Specialty P&C Insurance Production	$530,549	$320,101	66%
About Octave
Octave Specialty Group, Inc. is a global specialty insurance firm that builds, buys, and scales niche insurance distribution and underwriting businesses. With a focus on operational excellence, disciplined growth, and innovation, Octave is creating a harmonized portfolio of companies that deliver exceptional performance and long-term value for shareholders. For more information, visit www.octavegroup.com.
The Amended and Restated Certificate of Incorporation of Octave contains substantial restrictions on the ability to transfer Octave’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Octave’s common stock or a holder of 5% or more of Octave’s common stock increases its ownership interest.
Contact
Karen Beyer
Managing Director, Investor Relations
(212) 208-3222
ir@octavegroup.com
Forward-Looking Statements
This press release, and any related oral statements, contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things, which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors.” in our most recent SEC filed quarterly or annual report.

Any or all of management’s forward-looking statements, whether contained herein or in other publications, may prove to be incorrect and are based on management’s current belief or opinions. Octave Specialty Group’s (“OSG”) and its subsidiaries’ (collectively, “Octave” or the “Company”) actual results may differ materially from those expressed in, or implied by, these forward-looking statements, and there are no guarantees about the performance of Octave’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of OSG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business resulting in inadequacy of loss and loss expense reserves and the possibility that changes in reserves may result in further volatility of earnings or financial results; (4) credit risk throughout Octave’s business, including but not limited to issuers of securities in our investment portfolios, and exposures to reinsurers; (5) the Company’s level of indebtedness, including its ability to generate sufficient cash to service obligations, refinance existing debt, or obtain additional financing on acceptable terms, and the resulting impact on financial condition and operating flexibility; (6) dependence on third parties, including specialty insurance program partners, reinsurers, distribution relationships, and other service providers, and the risk of failures or disruptions in their performance; (7) inability to obtain reinsurance coverage on economic terms; (8) loss of key relationships for the production of business in our specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (9) the impact of catastrophic public health events, environmental or natural events, or political events, including as a result of global or regional conflicts; (10) restrictive covenants in agreements and instruments that impair Octave’s ability to pursue or achieve its business strategies; (11) regulatory risks, including disagreements with insurance regulators, changes in laws or regulations, and the Company’s ability to adapt to an evolving regulatory environment; (12) risks related to changes in the composition, valuation, or performance of the Company’s investment portfolio, including interest rate and foreign currency exchange rate fluctuations; (13) events or circumstances that result in the impairment of our intangible assets and/or goodwill that were recorded in connection with Octave’s acquisitions; (14) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (15) system security risks, data protection breaches and cyberattacks; (16) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (17) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (18) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (19) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (20) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general agents; (21) failure to successfully execute business expansion initiatives, integrate acquired businesses, or realize anticipated benefits from such efforts and significant obligations under put rights granted in completed acquisitions; and (22) other risks and uncertainties that have not been identified at this time.